UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2016, the Board of Directors of Cedar Fair Management, Inc., the general partner of Cedar Fair, L.P. (“Cedar Fair” or the “Partnership”), promoted Richard A. Zimmerman, age 56, to the position of President. Mr. Zimmerman succeeds Matthew A. Ouimet in such position and Mr. Zimmerman will continue to report to Mr. Ouimet as Chief Executive Officer. In addition to his role as President, Mr. Zimmerman will continue to serve as Cedar Fair’s Chief Operating Officer, a position he has held since October 2011.

Mr. Zimmerman’s employment agreement, entered into on December 12, 2014, was not amended in connection with his promotion.

On October 27, 2016, Cedar Fair issued a news release announcing the promotion of Mr. Zimmerman to the position of President, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit (99.1)	News release of Cedar Fair, L.P., dated October 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
	By:	Cedar Fair Management, Inc., General Partner

Date: November 1, 2016	By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit (99.1)	News release of Cedar Fair, L.P., dated October 27, 2016.